UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2012

CAPITAL TRUST, INC.

(Exact Name of Registrant as specified in its charter)

Maryland	1-14788	94-6181186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 Park Avenue, 14th Floor, New York, NY 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 655-0220

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2012, the Compensation Committee of the board of directors (the “Compensation Committee”) of Capital Trust, Inc. (the “Company”) approved the compensation awards described below for Stephen D. Plavin, the Company’s chief executive officer, Geoffrey G. Jervis, the Company’s chief financial officer, and Thomas C. Ruffing, the Company’s chief credit officer (collectively, the “Officers”).

As previously disclosed, the Special Committee of our board of directors has undertaken an exploration of the Company’s strategic alternatives. In this regard, the performance-based awards provide for payments to the Officers in the event of a “Strategic Transaction” in certain circumstances. For purposes of the following awards, the term “Strategic Transaction” means the consummation of a recapitalization or sale of the Company and/or sale of components of the Company’s business as contemplated in its ongoing strategic alternatives process.

Annual Performance-Based Bonuses

The Compensation Committee approved the following range of annual bonuses for fiscal year 2012 based on specified performance criteria (the “2012 Annual Bonus Program”):

Officer	Minimum	Target	Maximum
Stephen D. Plavin	$600,000	$725,000	$850,000
Geoffrey G. Jervis	$450,000	$550,000	$650,000
Thomas C. Ruffing	$250,000	$325,000	$400,000

In the event that a Strategic Transaction occurs prior to the completion of the Company’s fiscal year ended December 31, 2012, the annual performance-based bonus shall be determined, without pro ration, with respect to each performance measure based on the higher of “Target” or actual performance (with actual performance annualized in certain circumstances). In the event that a “Qualifying Termination” (as defined below) occurs prior to completion of the fiscal year ending December 31, 2012, then the participant shall be entitled to payment of the annual bonus, determined, without proration, with respect to each performance measure based on the higher of “Target” or actual performance as measured as of and through the date of termination of employment. For purposes of the awards described in this Form 8-K, the term “Qualifying Termination” means the termination of the employment of an eligible participant in the 2012 Bonus Program (a) by the Company without “Cause” (as defined in the Company’s 2011 Long-Term Incentive Plan), (b) as a result of the participant’s death or becoming Disabled (as defined in the Company’s 2011 Long-Term Incentive Plan), or (c) by the participant following (i) a material reduction in the participant’s authority, duties and responsibilities, provided that a mere change in title alone shall not constitute a material reduction in job responsibilities; (ii) an involuntary relocation of the participant’s place of employment to a facility or location more than 50 miles from the participant’s then-principal work site; or (iii) a material reduction in participant’s base salary and annual bonus other than as part of an reduction consistent with a general reduction of pay for similarly-situated participants.

The annual performance-based bonus shall be paid upon the earliest of (a) the consummation of a Strategic Transaction, (b) a Qualifying Termination and (c) January 31, 2013.

Restricted Stock Awards

The Compensation Committee approved the following restricted stock awards under the Company’s 2011 Long-Term Incentive Plan (the “Restricted Stock Awards”):

Officer	Number of Shares Subject to Award
Stephen D. Plavin	125,000
Geoffrey G. Jervis	100,000
Thomas C. Ruffing	50,000

The Restricted Stock Awards will become 100% vested upon consummation of a Strategic Transaction; provided, however, that definitive agreements governing the Strategic Transaction shall have been entered into by the Company and the other parties thereto on or prior to December 31, 2012; and provided, further, that the participant (i) remains employed by the Company and/or its affiliates through the completion of such Strategic Transaction or (ii) shall have experienced a Qualifying Termination on or prior to the completion of such Strategic Transaction.

Special Transaction Bonuses

The Compensation Committee approved the following special transaction bonus payments upon consummation of a Strategic Transaction (the “Special Transaction Bonuses”):

Officer	Amount of Special Transaction Bonus
Stephen D. Plavin	$500,000
Geoffrey G. Jervis	$400,000
Thomas C. Ruffing	$100,000

The Special Transaction Bonuses shall become vested and become due and payable upon the consummation of a Strategic Transaction; provided, however, that, definitive agreements governing the Strategic Transaction shall have been entered into by the Company and the other parties thereto on or prior to December 31, 2012; and provided, further, that the participant (i) remains employed by the Company and/or its affiliates through the completion of such Strategic Transaction or (ii) shall have experienced a Qualifying Termination on or prior to the completion of such Strategic Transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL TRUST, INC.

By:	/s/ Geoffrey G. Jervis
	Name:	Geoffrey G. Jervis
	Title:	Chief Financial Officer

Date: June 29, 2012